EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Post- Effective Amendment No. 1 on Form S-8 No. 333-70268 to Form S-4) pertaining to the merger of Santa Fe International Corporation and Global Marine, Inc. of our report dated January 23, 2001, except for Note 13, as to which the date is February 1, 2001, with respect to the consolidated financial statements of Santa Fe International Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP


Dallas, Texas
November 16, 2001